Exhibit 5.1

August 2, 2024

Obsidian Energy Ltd.

Dear Sirs:

Re:	Obsidian Energy Ltd. – Form F-3 Registration Statement

We have acted as Canadian counsel to Obsidian Energy Ltd., a corporation existing under the laws of the Province of Alberta (the “Corporation”), in connection with the Corporation’s registration statement on Form F-3, dated August 2, 2024, including all amendments and supplements thereto (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended to date (the “Act”). The Registration Statement relates to the resale from time to time of up to 668,933 common shares of the Corporation (the “Common Shares”) by the selling securityholders named therein (the “Selling Securityholders”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

Qualifications, Assumptions and Reliances

For the purpose of the opinion herein, in connection with certain factual matters, we have relied, in part, upon the minute books of the Corporation and a certificate of an officer of the Corporation dated the date hereof (the “Officer’s Certificate”).

The use herein of the phrase “fully paid and non-assessable” in respect of the Common Shares means that the holder of such Common Shares will not, after the issuance to them of such Common Shares, be liable to pay further amounts to the Corporation in respect of the issue price payable for such Common Shares. No opinion is expressed as to the actual receipt by the Corporation of the consideration for the issuance of such Common Shares or as to the adequacy of any consideration received.

We have also assumed, for the purposes of the opinions expressed herein:

(a)

the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals of documents from which such copies were taken;

(b)	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

(c)

that all resolutions contained in the minute book of the Corporation were approved by the requisite majority of the directors of the Corporation, remain in full force and effect and have not been and will not be rescinded or amended;

(d)

that there is no provision of the law of any jurisdiction, other than the Province of Alberta and the federal laws of Canada applicable therein, which would have any implication in relation to the opinions expressed herein;

(e)

that all Common Shares have been issued by the Corporation pursuant to a resolution of the directors of the Corporation that was approved by the requisite majority of the directors of the Corporation, against payment in full;

Burnet, Duckworth & Palmer LLP	August 2, 2024

(f)

the capacity, power and authority of all parties other than the Corporation to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Common Shares, and the due execution and delivery thereof by each party thereto; and

(g)	that the Registration Statement declared effective by the SEC will be in substantially the same form as that examined by us for purposes of this opinion.

Other than the review of the Officer’s Certificate, the Registration Statement and the minute books of the Corporation we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Corporation. No inference as to our knowledge of such facts and circumstances should be drawn merely from our representation of the Corporation.

Applicable Law

We are qualified to practice law in the Province of Alberta and our opinion herein is restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein as at the date hereof.

Opinion

Based upon the foregoing and subject to the qualifications expressed herein, we are of the opinion that the issuance by the Corporation of the Common Shares to be offered and sold by the Selling Securityholders pursuant to the Registration Statement has been duly authorized by the board of directors of the Corporation and such Common Shares have been validly issued as fully paid and non-assessable shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, or any amendment pursuant to Rule 462 under the Act, and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement, or any amendment pursuant to Rule 462 under the Act. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP